<PAGE 1>
                       PARTICIPATION AGREEMENT
                               AMONG
                 STEINROE VARIABLE INVESTMENT TRUST
                 STEIN ROE & FARNHAM INCORPORATED
           TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                                and
                    CHARLES SCHWAB & CO., INC.

     This Agreement, made and entered into as of this l5th day of April, 1994 by and among TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY (hereinafter "Transamerica"), a California life insurance company, on its own behalf and on behalf of its Separate Account VA-5 (the "Account"); STEINROE VARIABLE INVESTMENT TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Fund"); STEIN ROE & FARNHAM INCORPORATED hereinafter the "Adviser"), a Delaware corporation; and CHARLES SCHWAB & CO., INC., a California corporation (hereinafter "Schwab").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

<PAGE 2>

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"), dated July 1, 1988 (File No. 812-7044), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     WHEREAS, Transamerica has registered or will register certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A hereto, as it may be amended form time to time by mutual written agreement; and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Transamerica on September 28, 1993, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, Transamerica has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, Transamerica intends to purchase shares in the Portfolio(s) listed in Schedule B hereto, as it may

<PAGE 3>
be amended from time to time by mutual written agreement (the
"Designated Portfolio(s)"), on behalf of the Account to fund the aforesaid Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

     WHEREAS, Schwab will perform certain services for the Fund and Adviser in connection with the Contracts; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Trust (the "Unaffiliated Funds") on behalf of the Account to fund the Contracts; and

     NOW, THEREFORE, in consideration of their mutual promises, Transamerica, Schwab, the Fund and the Adviser agree as follows:

ARTICLE I.  Sale of Fund Shares

     1.1. The Fund agrees to sell to Transamerica those shares of the Designated Portfolio(s) which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1, Transamerica shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of the applicable order by 9:30 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by Transamerica and the Account on those days on which the Fund calculates its Designated Portfolio(s)' net asset value pursuant to rules of

<PAGE 4>
the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3. The Fund will not sell shares of the Designated Portfolio(s) to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.1, 3.6, 3.7, 3.8, and Article VII of this Agreement is in effect to govern such sales.

     1.4. The Fund agrees to redeem for cash, on Transamerica's request, any full or fractional shares of the Fund held by Transamerica, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Request for redemption identified by Transamerica, or its agent, as being in connection with surrenders, annuitizations, or death benefits under the Contracts, upon prior written notice, may be executed within seven (7) calendar days after receipt by the Fund or its designee of the requests for redemption. If permitted by an order of the SEC under Section 22(e) of the 1940 Act, the Fund shall be permitted to delay sending redemption proceeds to Transamerica beyond the foregoing deadlines, provided, however, that the Account receives similar relief to defer paying proceeds to contract Owners, and further, that the Account is treated no less favorably than the other shareholders of the Designated Portfolios. This Section 1.4 may be amended, in writing, by the parties consistent with the requirements of the 1940 Act and interpretations thereof. For purposes of this Section 1.4, Transamerica shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt

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by the Fund, provided that the Fund receives notice of the applicable request for redemption by 9:30 a.m. Eastern time on the next following Business Day.

     1.5 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in Unaffiliated Funds.

     1.6. Transamerica shall pay for Fund shares by 11:00 a.m. Eastern time on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

     1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

     1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to Transamerica or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

     1.9. The Fund or its designee shall furnish same day notice (by wire or telephone, followed by written confirmation) to Transamerica of any income dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. Transamerica hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. Transamerica reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The Fund or its designee shall notify Transamerica by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

<PAGE 6>
     1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to Transamerica on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. The Fund or its designee shall notify Transamerica by 5:45 p.m. Eastern time in the event that the Fund cannot meet such 6:00 p.m. deadline. In such event the Fund shall use its best efforts to make such value available as soon thereafter as is practicable. If the Fund provides incorrect share net asset value information, Transamerica shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extent necessary, Transamerica shall make adjustments to the number of units credited and/or unit values for the Contracts for the periods affected). Any error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to Transamerica. Any error of a an amount less than $0.01 per share shall be corrected in the next Business Day's net asset value per share.

ARTICLE II.  Representations and Warranties

     2.1. Transamerica represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. Transamerica further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under applicable law (Section 10506 of the California Insurance
Law) and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

<PAGE 7>
     2.2. The Fund represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

     2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are legitimate and not excessive. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

     2.4. The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of California and any other applicable state to the extent required to perform this Agreement. The Fund further represents and warrants that Designated Portfolio shares will be sold in compliance with the insurance laws of the State of California and all applicable state insurance and securities laws. Transamerica will advise the Fund of any applicable changes in California insurance law that affect the Designated Portfolios, and the Fund will be deemed to be in compliance with this Section 2.4 so long as the Fund complies with such advice of Transamerica. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund with the

<PAGE 8>
concurrence of Transamerica. Without limiting the generality of the foregoing, the Fund represents and warrants that it is and shall at all times remain in compliance with the policies and restrictions enumerated in Schedule C hereto, except as to those items disclosed to and not objected to by the Department of Insurance of the State of California.

     2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material aspects with the 1940 Act.

     2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

     2.7. The Fund and the Adviser represent and warrant that all of their officers, employees, investment advisers, and other individuals or entities dealing with money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.8. Schwab represents and warrants that it has completed, obtained and performed, in all material respects, all registrations, filings, approvals, and authorizations, consents and examinations required by any government or governmental authority as may be necessary to perform this Agreement. Schwab does and will comply, in all material respects, with all applicable laws, rules and regulations in the performance of its obligations under this Agreement.

     2.9. The Fund will provide Transamerica with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited

<PAGE 9>
to, any material change in its registration statement or prospectus affecting the Designated Portfolio(s) and any proxy solicitation affecting the Designated Portfolio(s) and consult with Transamerica in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund or Adviser agree to share equitably in expenses incurred by Transamerica as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule F.

     2.10. The Insurance Company represents, assuming that the Fund complies with Article VI of this Agreement, that the Contracts are currently treated as annuity contracts under applicable provisions of the Internal Revenue Code of 1986 (the "Code"), as amended, and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonably basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.11. Transamerica represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.

     2.12. Transamerica represents and warrants that it will not transfer or otherwise convey shares of any Designated Portfolio, without the prior written consent of the Fund, which consent shall not be unreasonably withheld.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

     3.1. At least annually, the Fund or the Adviser shall provide Transamerica and Schwab with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as Transamerica and Schwab may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract). If requested by Transamerica in lieu

<PAGE 10>
thereof, the Adviser or Fund shall provide such documentation (including a final copy of the new prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for Transamerica once each year (or more frequently if the prospectus for the Designated Portfolio are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that the prospectus, and semi-annual and annual reports for the Designated Portfolio(s) provided pursuant to this Section 3.1 will described only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

     3.2. If applicable state or Federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contract purchasers, then the Adviser or the Fund shall provide Transamerica with the Fund's SAI or documentation thereof in such quantities and/or with expenses to be borne in accordance with Schedule F hereof.

     3.3. The Fund or the Adviser shall provide Transamerica and Schwab with as many copies of the Fund's SAI as each of them may reasonably request. The Fund or the Adviser shall also provide such SAI to any owner of a Contract or prospective owner who requests such SAI (although it is anticipated that such requests will be made to Schwab).

     3.4. The Fund shall provide Transamerica with copies of its prospectus, SAI, proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity as Transamerica shall reasonably require for distributing to Contract owners.

     3.5. It is understood and agreed that, except with respect to information regarding Transamerica or Schwab provided in writing by that party, neither Transamerica nor Schwab are responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, Adviser or

<PAGE 11>
the Designated Portfolio(s) provided in writing by the Fund or the Adviser, neither the Fund nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

     3.6.  If and to the extent required by law, Transamerica shall:

     (i)  solicit voting instructions from Contract owners;
    (ii) vote the Designated Portfolio shares in accordance with instructions from Contract owners; and
    (iii) vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated Portfolio shares for instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Transamerica reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.7. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding shares of a Designated Portfolio calculates voting privileges in the manner required by the Shared Funding Exemptive Order. Transamerica's procedures currently are in compliance with such requirements, as described in Schedule G. The Fund agrees to promptly notify Transamerica of any changes of interpretations or amendments of the Shared Funding Exemptive Order.

     3.8. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret
Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that
Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the

<PAGE 12>
requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto. The Fund reserves the right, upon 45 days prior written notice to Transamerica and Schwab, to take all actions, including but not limited to, the dissolution, merger, and sale of all assets of the Fund or any Designated Portfolio upon the sole authorization of the Board, to the extent permitted by the laws of The Commonwealth of Massachusetts and the 1940 Act.

ARTICLE IV.  Sales Material and Information

     4.1. Transamerica and Schwab shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that Transamerica or Schwab, respectively, develops or proposes to use and in which the Fund (or a Portfolio thereof), its investment adviser or one of its sub-advisers or the underwriter for the Fund shares is named in connection with the Contracts, at least 10 (ten) Business Days

<PAGE 13>
prior to its use. No such material shall be used if the Fund or its designee objects to such use within 5 (five) Business Days after receipt of such material.

     4.2. Transamerica and Schwab shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Adviser, except with the permission of the Fund or the Adviser.

     4.3. The Fund or Adviser shall furnish, or shall cause to be furnished, to Transamerica and Schwab, a copy of each piece of sales literature or other promotional material in which Transamerica and/or its separate account(s), or Schwab is named at least 10 (ten) Business Days prior to its use. No such material shall be used if Transamerica or Schwab objects to such use within 5 (five) Business Days after receipt of such material.

     4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of Transamerica or concerning Transamerica, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional material approved by Transamerica or its designee, except with the permission of Transamerica.

     4.5. The Fund and Adviser shall not give any information or make any representations on behalf of or concerning Schwab, or use Schwab's name except with permission of Schwab.

     4.6. The Fund will provide to Transamerica and Schwab at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities.

     4.7. Transamerica or Schwab will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

     4.8. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed

<PAGE 14>
for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

     4.9. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V.  Fees and Expenses

     5.1. The Fund and the Adviser shall pay no fee or other compensation to Transamerica under this Agreement, and Transamerica shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule F, Articles III, V, and other provisions of this Agreement.

     5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, as further provided in Schedule F. The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale.

<PAGE 15>
     5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by Transamerica, as provided in Schedule F.

     5.4. The Fund and Adviser acknowledge that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios. The Fund and Adviser agree to cooperate with Transamerica and Schwab in facilitating the operation of the Account and the Contracts as intended, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

     5.5. Schwab agrees to provide certain administrative services, specified in Schedule D hereto, in connection with the arrangements contemplated by this Agreement. The parties acknowledge and agree that the services referred to in this Section 5.5 are recordkeeping, shareholder communications, and other transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or a principal underwriter of the Fund and that Schwab is not an underwriter for the shares of the Designated Portfolio(s), within the meaning of the 1933 Act or the 1940 Act.

     5.6. As compensation for the services specified in Schedule D hereto, the Adviser agrees to pay Schwab a monthly Administrative Service Fee based on the percentage per annum on Schedule D hereto applied to the average daily value of the shares of the Designated Portfolio(s) held in the Account with respect to Contracts sold by Schwab. This monthly Administrative Service Fee is due and payable before the 15th (fifteenth) day following the last day of the month to which it relates.

ARTICLE VI.  Diversification and Qualification

<PAGE 16>
     6.1. The Fund and Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation [Section] 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts.

     6.2. No shares of any series or portfolio of the Fund will be sold to the general public.

     6.3. The Fund and Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated
Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

     6.4. The Fund or Adviser will notify Transamerica immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

     6.5. The Fund and Adviser acknowledge that full compliance with the requirements referred to in Sections 6.1, 6.2, and 6.3 hereof is absolutely essential because any failure to meet those requirements would result in the Contracts not being treated as annuity contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect Transamerica's corporate tax liability. The Fund and Adviser also acknowledge that it is solely within their power and control to meet those requirements.

<PAGE 17>
Accordingly, without in any way limiting the effect of Section 8.3 hereof and without in any way limiting or restricting any other remedies available to Transamerica, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2 or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to Transamerica and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by Transamerica with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure.

     6.6. The Fund shall provide Transamerica or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule E; provided, however, that providing such reports does not relieve the Fund or Adviser of their responsibility for such compliance or of their liability for non-compliance.

ARTICLE VII. Potential Conflicts and Compliance With Shared Funding Exemptive Order

     7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an

<PAGE 18>
action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio(s) are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform Transamerica if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. Transamerica will report any potential or existing conflicts of which it is aware to the Board. Transamerica will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Transamerica to inform the Board whenever contract owner voting instructions are disregarded. Such responsibilities (other than the duty to report, which is unqualified) shall be carried out by Transamerica with a view only to the interests of its Contract Owners.

     7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Adviser or any sub-adviser to any of the Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, Transamerica and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Portfolio of the Fund, or submitting the question whether such segregation

<PAGE 19>
should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by Transamerica to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Transamerica may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however; that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the effective date of such termination the Fund shall continue to accept and implement orders by Transamerica for the purchase (and redemption) of shares of the Fund.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Transamerica conflicts with the majority of other state regulators, then Transamerica will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs Transamerica in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the effective date of such termination, the Fund shall continue to accept and implement orders by Transamerica for the purchase (and redemption) of shares of the Fund.

<PAGE 20>
     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. Transamerica shall not be required by
Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Transamerica will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs Transamerica in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) or terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.6, 3.7, 3.8, 7.1, 7.2, 7.3, 7.4, and 7.5
of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

     8.1.  Indemnification By Transamerica

<PAGE 21>
     8.1(a). Transamerica agrees to indemnify and hold harmless the Fund and its officers and each member of its Board and the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Transamerica) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Transamerica or Schwab by or on behalf of the Adviser or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

    (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Registration Statement, prospectus, or statement or additional information for any Unaffiliated Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, or otherwise pertain to or arise in connection with the availability of any Unaffiliated Funds as an underlying funding vehicle in respect of the Contracts; or

   (iii) arise out of or are based upon statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by Transamerica or persons under its control) or wrongful conduct of Transamerica or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

<PAGE 22>
    (iv) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of Transamerica; or

     (v) arise as a result of any failure by Transamerica to provide the services and furnish the materials under the terms of this Agreement; or

    (vi) arise out of or result from any material breach of any representation and/or warranty made by Transamerica in this Agreement or arise out of or result from any other material breach of this Agreement by Transamerica, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). Transamerica shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

     8.1(c). Transamerica shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Transamerica in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Transamerica of any such claim shall not relieve Transamerica from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that Transamerica has been prejudiced by such failure to give notice. In case any such action is

<PAGE 23>
brought against the Indemnified Parties, Transamerica shall be entitled to participate, at its own expense, in the defense of such action. Transamerica also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Transamerica to such party of Transamerica's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Transamerica will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify Transamerica of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

     8.2.  Indemnification By Schwab

     8.2(a). Schwab agrees to indemnify and hold harmless the Fund and its officers and each member of its Board and the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Schwab) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon Schwab's dissemination of information regarding the Fund that is both (A) materially incorrect and (B) that was not either contained in the Fund's registration statement or sales literature or provided in writing to Schwab, or approved in writing, by or on behalf of the Fund or the Adviser; or

    (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the sales literature for the Contracts or arise out of or are based upon the omission or the alleged omission to state therein a material fact

<PAGE 24>
         required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Transamerica or Schwab by or on behalf of the Adviser or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or

   (iii) arise out of or are based upon statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by Schwab or persons under its control) or wrongful conduct of Schwab or persons under its control, with respect to the sale or distribution of the Contracts; or

    (iv) arise as a result of any failure by Schwab to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by Schwab in this Agreement or arise out of or result from any other material breach of this Agreement by Schwab; or

    (vi) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Registration Statements, prospectus, or statement of additional information for any Unaffiliated Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, or otherwise pertain to or arise in connection with the availability of any Unaffiliated Funds as an underlying funding vehicle in respect of the Contract;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b). Schwab shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

<PAGE 25>
     8.2(c). Schwab shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Schwab in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Schwab of any such claim shall not relieve Schwab from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that Schwab has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, Schwab shall be entitled to participate, at its own expense, in the defense of such action. Schwab also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Schwab to such party of Schwab's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Schwab will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). The Indemnified Parties will promptly notify Schwab of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

     8.3.  Indemnification by the Adviser

     8.3(a). The Adviser agrees to indemnify and hold harmless Transamerica and Schwab and each of their directors and officers and each person, if any, who controls Transamerica or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or

<PAGE 26>
litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature for the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of Transamerica or Schwab for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

    (ii) arise out of or are based upon statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

   (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to Transamerica or Schwab by or on behalf of the Adviser or Fund; or

    (iv) arise as a result of any failure by the Fund or Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

<PAGE 27>
     (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in
Article VI hereof.

     8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Transamerica or to Schwab or the Account, whichever is applicable.

     8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party

<PAGE 28>
under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). Transamerica and Schwab agree promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers and directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.4.  Indemnification By the Fund

     8.4(a). The Fund agrees to indemnify and hold harmless Transamerica and Schwab, and each of their directors and officers and each person, if any, who controls Transamerica or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

     (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

    (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

   (iii) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

<PAGE 29>
     8.4(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise by subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Transamerica, Schwab, the Fund, the Adviser or the Account, whichever is applicable.

     8.4(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.4(d). Transamerica and Schwab each agree promptly to notify the Fund of the commencement of any litigation or proceedings against itself or any of its respective officers or

<PAGE 30>
directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of California, except the California conflict of laws provisions.

     9.2. This Agreement shall be made subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  Termination

     10.1.  This Agreement shall terminate:

     (a) at the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon one (1) year advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than one year following the date of this Agreement; or

     (b) at the option of Transamerica by written notice to the other parties with respect to any Designated Portfolio based upon Transamerica's reasonable and good faith determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

     (c) at the option of Transamerica by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's

<PAGE 31>
     shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Transamerica; or

     (d) at the option of the Fund in the event that formal administrative proceedings are instituted against Transamerica or Schwab by the NASD, the SEC, the Insurance Commissioner of like official of any state or any other regulatory body regarding Transamerica's or Schwab's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares or the shares or sponsor of any Unaffiliated Fund, provided, however, that the Fund determines in its sole judgement exercised reasonably and in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Transamerica or Schwab to perform its obligations under this Agreement or would have a material adverse impact upon the Fund; or

     (e) at the option of Transamerica in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that Transamerica determines in its sole judgement exercised reasonably and in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or

     (f) at the option of Transamerica by written notice to the Fund and the Adviser with respect to any Portfolio if Transamerica reasonably and in good faith believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

<PAGE 32>
     (g) at the option of either the Fund or Adviser, if (i) the Fund or Adviser, respectively, shall determine, in their sole judgement reasonably exercised in good faith, that either Transamerica or Schwab has suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on Transamerica's or Schwab's ability to perform its obligations under this Agreement, (ii) the Fund or Adviser notifies Transamerica or Schwab, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by Transamerica or Schwab and any other changes in circumstances since the giving of such notice, the determination of the Fund or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

     (h) at the option of either Transamerica or Schwab, if (i) Transamerica or Schwab, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or Adviser have suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact upon the Fund's or Adviser's ability to perform its obligations under this Agreement, (ii) Transamerica or Schwab notifies the Fund or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or Adviser and any other changes in circumstances since the giving of such notice, the determination of Transamerica or Schwab shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

<PAGE 33>
     (i) termination at the option of Transamerica in the event that formal administrative proceedings are instituted against Schwab by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any regulatory body regarding Schwab's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any Account, or the purchase of Fund shares, provided, however, that Transamerica determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Schwab to perform its obligations related to the Contracts.

     10.2. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for such termination.

     10.3. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Adviser, shall, at the option of Transamerica, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s) (as in effect on such date), redeem investments in such Designated Portfolios(s) and/or invest in such Designated Portfolios(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

     10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all

<PAGE 34>
provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

     10.5. Survival of Agreement. A termination by Schwab shall terminate this Agreement only as to that party, and this Agreement shall remain in effect as to the other parties; provided, however, that in the event of a termination by Schwab the other parties shall have the option to terminate this Agreement upon 60 (sixty) days notice, rather than the one (1) year specified in Section 10.1(a).

ARTICLE XI.  Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:

          SteinRoe Variable Investment Trust
          c/o Liberty Investment Services, Inc.
          600 Atlantic Avenue
          Boston, Massachusetts  02210

          Attention:  Secretary

     If to Transamerica:

          Transamerica Occidental Life Insurance Company
          115 South Olive
          Los Angeles, CA  90015

          Attention: President, Living Benefits Division

     If to the Adviser:

<PAGE 35>
          Stein Roe & Farnham Incorporated
          One South Wacker Drive
          Chicago, IL  60606

          Attention:  Secretary

     If to Schwab:

          Charles Schwab & Co., Inc.
          101 Montgomery Street
          San Francisco, CA  94014

          Attention:  General Counsel

ARTICLE XII.  Miscellaneous

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information designated as proprietary by another party.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

<PAGE 36>
     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of Transamerica are being conducted in a manner consistent with the California Variable Annuity Regulations and any other applicable law or regulations.

     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7. This Agreement or any of the rights or obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.8. All persons dealing with the Fund and any Designated Portfolio shall look solely to the assets of such Designated Portfolio for the enforcement of any claims against the Fund hereunder. Each other party acknowledges and agrees that none of the Trustees, officers or shareholders of the Fund shall have any personal liability for any obligations entered into by or on behalf of the Fund.

<PAGE 37>
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                         Transamerica:
                         TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY By its authorized officer,
                         By:     [SIGNATURE]
                         Title:  President, Living Benefits Division
                         Date:   4/12/94

                         Fund:
                         STEIN ROE & FARNHAM INCORPORATED
                         By its authorized officer,
                         By:     TIMOTHY H. ARMOUR
                         Title:  President
                         Date:   4/4/94

                         Adviser:
                         STEINROE VARIABLE INVESTMENT TRUST
                         on behalf of the Designated Portfolio
                         By its authorized officer,
                         By:     RICHARD R. CHRISTENSEN
                         Title:  President
                         Date:   4/7/94

                         Schwab:
<PAGE 38>
                         CHARLES SCHWAB & CO., INC.
                         By its authorized officer,
                         By:      [SIGNATURE]
                         Title:   Vice President
                         Date:    April 4, 1994

<PAGE 39>
         SCHWAB INVESTMENT ADVANTAGE, A VARIABLE ANNUITY
                          SCHEDULE A
                          ----------
Contracts                                             Form Numbers
---------                                             ------------
Transamerica Occidental Life Insurance Company
----------------------------------------------
Group Annuity Contract Form No. GNP-215-193
Dollar Cost Averaging Endorsement Form No. GPM-020-193
Automatic Payout Option Endorsement Form No. GPM-021-193
Systematic Withdrawal Option Endorsement Form No. GPM-022-193
Acceptance of Group Annuity Contract Form No. GNA-212-193

Variable Annuity Application Form No. GNA-213-193
Certificate of Participation Form No. GNC-37-193
IRA Endorsement Form No. GCE-020-193
Benefit Distribution Endorsement Form No. GCE-021-193
Dollar Cost Averaging Endorsement Form No. GCE-022-193
Automatic Payout Option Endorsement Form No. GCE-923-193
Systematic Withdrawal Option Endorsement Form No. GCE-024-193

First Transamerica Life Insurance Company
-----------------------------------------
Group Annuity Contract Form No. FTGP-501-193
Dollar Cost Averaging Endorsement Form No. FTGE-003-193
Automatic Payout Option Endorsement Form No. FTGE-004-193
Systematic Withdrawal Option Endorsement Form No. FTGE-005-193
Acceptance of Group Annuity Contract Form No. FTGA-003-193

Variable Annuity Application Form No. FTGA-004-193
Certificate of Participation Form No. FTCG-101-193
IRA Endorsement Form No. FTCE-005-193
Benefit Distribution Endorsement Form No. FTCE-006-193
Dollar Cost Averaging Endorsement Form No. FTCE-007-193
Automatic Payout Option Endorsement Form No. FTCE-008-193
Systematic Withdrawal Option Endorsement Form No. FTCE-009-193
Annuity Rate Table Endorsement Form No. FTCE-010-193

<PAGE 40>
                         SCHEDULE B
                         ----------
Designated Portfolios
---------------------
Capital Appreciation Fund

<PAGE 41>
                                  SCHEDULE C
                                  ----------
                 Certain Investment Policies and Restrictions
                               Imposed by the
                      California Department of Insurance


    Pursuant to Section 2.4 hereof, the Fund represents and warrants that it is and shall at all times remain in compliance with the following investment policies and restrictions. THESE ARE IN ADDITION TO other related obligations of the Fund, including the general obligation to comply with all applicable laws and regulation, including but not limited to California insurance laws and regulations, the Investment Company Act of 1940, and other applicable insurance and securities laws.

[Note: The following are derived from a questionnaire used by the California Department of Insurance as part of an insurance company's application for qualification to transact a variable annuity business. The parenthetical references below are to question numbers in that questionnaire.]

The Fund represents and warrants that:

1. All repurchase agreements will be transacted only with entities meeting specific credit and solvency standards administered and verified by the Adviser (46(a)).

2. All repurchase transactions will be executed pursuant to a comprehensive master repurchase agreement setting forth the terms and conditions of the transaction, and having the incidents of a valid promissory note in favor of the Fund (46(b)).

3. A valid, binding security interest in favor of the Fund or portfolio thereof will be created and perfected in all collateral securing such repurchase agreements (46(c)).

4. All such repurchase agreements will be secured at all times by collateral consisting of liquid assets having a market value of not less than 102% of the cash or assets transferred to the other party (46(d)).

5. All securities lending activities will be entered into only with entities meeting specific credit and solvency standards administered and verified by the Adviser (47).

6. All investments in instruments or certificates of any sort issued by the U.S. Office of a bank or other savings institution domiciled in a foreign nation, or a foreign branch of a U.S.

<PAGE 42>
savings institution, will be instruments or certificates payable in the United States and in U.S. dollars (48).

7. All investments of the Fund which possess a readily-available market value will be valued either at their market value on the date of valuation, or at amortized cost if it approximates market value within the limits and constraints imposed by the U.S. Securities and Exchange Commission (49).

8. All investments of the Fund which lack a readily-available market will be valued according to specific, objective methods or procedures set forth in writing (50).

9. The investment manager of each portfolio or series of the Fund possesses substantial expertise and experience as an investment manager or advisor of a portfolio consisting of asset and investments of the same type as he or she will manage in regard to the portfolio or series. (If experience is less than three years, please provide resume of investment manager; note that in this case, the Company must provide notarized certifications that it has fully investigated and is satisfied with the qualifications, background, and expertise of the investment manager.) (52).

10. At no time during the past ten years have the managers of any portfolio or series resigned to avoid dismissal or been dismissed or requested to resign from any position involving investment duties, on account of violation of any law, rule or ethical standard relating to insurance, annuities, or securities (53).

11. The investment advisory agreements concerning the Fund's operations provide in substance that notwithstanding any other provisions of the agreement, it is understood and agreed that the Fund shall retain the ultimate responsibility for and control of all investments made pursuant to the agreement, and reserve the right to direct, approve or disapprove any action taken on its behalf by the investment advisor (54).

12. Every custodian holding securities or other assets of the Fund is an institution permitted to serve in such capacity by the Investment Company Act of 1940 and/or reviewed and approved for such purposes by the U.S. Securities and Exchange Commission (55).

13. The Fund refuses to employ in any material connection with the handling of assets of the Fund, any person who:

(a) In the last 10 years has been convicted of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Title 18, United States Code [Sections] 1341, 1342, or 1343 (58(a)).

(b) Within the last 10 years has been found by any state regulatory authority to have violated or has acknowledged violation of, any provision of any state insurance law involving fraud, deceit or knowing misrepresentation (59(b)).

<PAGE 43>
(c) Within the last 10 years has been found by any federal or state regulatory authorities to have violated, or have acknowledged violation of, any provisions of federal or state securities laws involving fraud, deceit, or knowing misrepresentation (58(c)).

14. The Fund will make inquiries and attempt to determine that no persons, firms, or employees of firms which supply consulting, investment, administrative, custodial or other services affecting the administration of the Company's variable annuity business (including such services for the Fund), have been subject to the sanctions described in the preceding representation (59).

15. The Fund will seek to prevent its officers and Board members, and officers, directors and portfolio managers of the investment advisor, from receiving, directly or indirectly, any commission, or any other compensation with respect to the purchase or sale of assets of the Fund
(61).

16. No officer, director, trustee, or member of any governing board or body of the Fund will receive directly or indirectly any commissions or any other compensation contingent upon the writing, issuance, sale, procurement of application for, or renewal, of any variable annuity contract (62).

17. All service agreements affecting the administration of the Fund allow the Fund to terminate such contracts without payment of any penalty, forfeiture, compulsory buyout amount, or performance of any other obligation which could deter termination (65).

18. All service agreements affecting the administration of the Fund afford the Fund a right to cancel the contract and discharge the servicing entity or person in the event such entity of person fails to perform in a satisfactory manner (66).

19. All service agreements affecting the administration of the Fund provide that the Fund shall own and control all the pertinent records pertaining to its operations (67).

20. All service agreements affecting the administration of the Fund provide that the Fund shall have the right to inspect, audit and copy all records pertaining to performance of services under the agreement
(68).

<PAGE 44>
                                 SCHEDULE D
                                 ----------
                           ADMINISTRATIVE SERVICES
                           -----------------------

To be performed by Charles Schwab & Co., Inc.

A. Schwab will provide the properly registered and licensed personnel and systems needed for all customer servicing support - for both fund and annuity information and questions - including:

          delivery of prospectus - both fund and annuity;
          entry of initial and subsequent orders;
          transfer of cash to insurance company and/or funds;
          explanations of fund objectives and characteristics;
          entry of transfers between funds;
          fund balance and allocation inquiries;
          mail fund prospectus;

B. Schwab will calculate on a daily basis for each fund the number of shares and the asset balance on which the fee is to be paid pursuant to this agreement. Also provided will be a monthly summary of the reports, expressed in both shares and dollar amounts.

C. Schwab will communicate all purchase, withdrawal, and exchange orders it receives from its customers to Transamerica who will retransmit them to each fund.

D. For its services, Schwab shall receive a fee of 0.20% per annum applied to the average daily value of the shares of the fund held by Schwab's customers, payable by the Adviser directly to Schwab, such payments being due and payable within 15 (fifteen) days after the last day of the month to which such payment relates.

<PAGE 45>
                                 SCHEDULE E
                                 ----------
                             Reports per Section 6.6
                             -----------------------

     With regard to the reports relating to the quarterly testing of compliance with the requirement of Section 817(h) and Subchapter M under the Internal Revenue Code (the "Code") and the regulations thereunder, the Fund shall provide within twenty (20) Business Days of the close of the calendar quarter a report in the attached form regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

     With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," the Fund will provide the reports on the following basis: the year-end report in the attached form will be provided 45 days after the end of the calendar year, but prior thereto, the Fund will provide the additional interim and supplemental reports, described below.

     The additional reports are as follows:

1. A report in the usual reporting format and content, as of November 30, of each future fiscal year. The report will be provided under cover of a letter from the Adviser stating that the Fund is in full compliance with the requirements of Section 817(h) and Subchapter M of the Code. Assuming such satisfactory report, the Fund will not provide any additional interim reports. The report will be delivered by facsimile by the twentieth day of December.

2. In the alternative, if a problem, as defined below, is identified in the November report or its accompanying transmittal letter, additional interim reports, on a weekly basis, starting on the 15th of December and through the 30th of December, also will be supplied ("additional interim reports"). The additional interim reports will not follow the format of the regular reports, but will specifically address the problem identified in the November 30 report. If any interim report, thereafter, memorializes the cure of the problem, subsequent additional reports will not be required.

<PAGE 46>
With regard to the delivery of the additional reports, they will be transmitted by facsimile on the next Business Day, subject to the following schedule of special dates: if the 15th of December is a Saturday, the required report date will be accelerated to the 14th of December; if the 15th of December is a Sunday, the report will be transmitted on the 16th of December.

3. A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the
Code:

(a) Less than ninety-five percent of gross income is derived from sources of income specified in Section 851(b)(2);

(b) Twenty-five percent or greater gross income is derived from the sale or disposition of assets specified in Section 851(b)(3);

(c) Fifty-five percent or less of the value of total assets consists of assets specified in Sections 851(b)(4)(A); and

(d) Twenty percent or more of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in
Section 851(b)(4)(B).


<PAGE 47>
STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND                                            CAFQTRLY
QUARTERLY COMPLIANCE REVIEW                                          MDA
YEAR ENDING DECEMBER 31, 1993                                        03/31/94

                                                     03/31/93    06/30/93     09/30/93     12/31/93
                                        Prepared By:  DAR         DAR          MDA           MDA
                                        Reviewed By:
Liberty Investment Services, Inc.
Requirements for Regulated Investment
Companies and Specific Investment
Restrictions
Source: AICPA Audit and Accounting
Guide - Audits of Investment Companies

To qualify as a regulated investment company for tax purposes, an investment company generally must:

a) Derive at least 90 percent of its gross income     RIC 3,4     RIC 3,4      RIC 3,4      RIC 3, 4
from dividends, interest, income from securities
on loan, and gains (without including losses) from
the sale or other disposition of securities.
(Perform monthly.)

b) Derive less than 30 percent of its gross income    10.68%      13.29%       22.10%      13.74%
from gains (without including losses) on the sale or
other disposition of securities held for less than
three months (short-short test).  (Perform monthly.)

c) Distribute at least 90 percent of its investment   DONE @Y/E   DONE @Y/E    DONE @Y/E   Y
company taxable income for the taxable year.
(Perform quarterly.)

To meet the diversification requirements at the       RIC         RIC         RIC          RIC
end of each quarter of the taxable year, at least     WORKSHEET   WORKSHEET   WORKSHEET    WORKSHEET
50 percent of the value of the company's total        5 C         5 C         5 C          5 C
assets must be represented by cash and cash
equivalents, U.S. government securities, securities   PORTFOLIO   PORTFOLIO   PORTFOLIO    PORTFOLO
of other regulated investment companies, and other    MANAGER     MANAGER     MANAGER      MANAGER
securities.  For that purpose, other securities do    CHECKLIST   CHECKLIST   CHECKLIST    CHECKLIST
not include investments in the securities of any      3, 33       3, 33       3, 33        3, 33
one issuer that represent more than 5 percent of
the value of the investment company's total assets
or more than 10 percent of the issuer's
outstanding voting securities.  The diversification
requirements further prohibit an investment company
from investing more than 25 percent of its total
assets in the securities of any one issuer, except
for the securities of the U.S. government or other
regulated investment companies.  The requirements
also prohibit investing more than 25 percent of the
company's total assets in two or more issuers
controlled by the investment company that are engaged
in the same (or similar) or related trade or
business.  For that purpose, the company controls
the issuers if it has 20 percent or more of the
combined voting power.  the investment company
should keep a record of those quarterly
computations.  (Perform monthly.)

Municipal Bond Funds
A dividend qualifies as an exempt-interest dividend only if both of the following conditions are met:

a) At least 50 percent of the value of the total      N/A         N/A         N/A          N/A
assets of the regulated investment company at the
close of each quarter of its taxable year consists
of certain tax-exempt government obligations.

b) The dividend is designated by the regulated        N/A         N/A         N/A          N/A
investment company as an exempt-interest dividend
in a written notice mailed to shareholders not later
than sixty days after the end of its taxable year.

                                                                Page 1 of 6

<PAGE 48>

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND                                            CAFQTRLY
QUARTERLY COMPLIANCE REVIEW                                          MDA
YEAR ENDING DECEMBER 31, 1993                                        03/31/94

                                                     03/31/93    06/30/93     09/30/93     12/31/93
                                        Prepared By:  DAR         DAR         MDA          MDA
                                        Reviewed By:
CAPITAL APPRECIATION FUND
Source:  Prospectus dated May 1, 1992
Investment Techniques

1) The Capital Appreciation Fund may invest up to     PORTFOLIO   PORTFOLIO   PORTFOLIO    PORTFOLIO
   25% of its total assets in securities of foreign   MG CHECK-   MG CHECK-   MG CHECK-    MG CHECK-
   issuers that are not publicly traded in the U.S.   LIST 24     LIST 24     LIST 24      LIST 24
   (foreign securities).

2) The Fund may enter into forward contracts to sell  NOTED       NOTED       NOTED        NOTED
   an amount of foreign currency approximating the
   value of some or all of the Fund's portfolio
   securities denominated in such foreign currency.
   The Fund may also enter into forward foreign
   currency contracts to protect against loss
   between Trade and Settlement dates resulting
   from changes in foreign currency exchange rates.

3) The Fund may invest in securities purchased on a   NOTED       NOTED       NOTED        NOTED
   when-issued or delayed-delivery basis.

4) The Fund may invest in securities purchased on a   NOTED       NOTED       NOTED        NOTED
   standby commitment basis.

NOTE: The Fund may receive a commitment fee in consideration for its standby commitment.
NOTE: When the adviser deems a temporary defensive position advisable, the Fund may invest, without limitation, in high-quality fixed-income securities, or hold assets in cash or cash equivalents.

5) The Fund may not:
   a) with respect not 75% of the value of its        SEE RIC     SEE RIC     SEE RIC      SEE RIC
      total assets, invest more than 5% of its total  WORKSHEET   WORKSHEET   WORKSHEET    WORKSHEET
      assets in the securities of any one issuer
      (except that this restriction does not apply to
      U.S. Government Securities);

   b) invest more than 25% of its total assets (at    PORTFOLIO   PORTFOLIO   PORTFOLIO    PORTFOLIO
      market) in the securities of issuers in any     MGR CHKLIST MGR CHKLIST MGR CHKLIST  MGR CHKLIST
      particular industry (except for U.S. Government 3           3           3            3
      Securities);

   c) acquire more than 10% of the outstanding voting 33          33          33           33
      securities of any one issuer;

   d) borrow money except as a temporary measure for  PORTFOLIO   PORTFOLIO   PORTFOLIO    PORTFOLIO
      extraordinary or emergency purposes, and then   MGR CHKLIST MGR CHKLIST MGR CHKLIST  MGR CHKLIST
      the aggregate borrowings at any one time may    14          14          14           14
      not exceed 33 1/3% of its assets at market.
      The fund will not purchase additional
      securities if the fund's borrowings less
      proceeds receivable exceeds 5% of total assets;

   e) invest more than 15% of its total assets (at    PORTFOLIO   PORTFOLIO   PORTFOLIO    PORTFOLIO
      market) in repurchase agreements maturing in    MGR CHKLIST MGR CHKLIST MGR CHKLIST  MGR CHKLIST
      more than seven days or other illiquid          13          13          13           13
      securities.

NOTE: THE SEC HAS ISSUED A POLICY STATEMENT EFFECTIVE MARCH 20, 1992, WHICH WOULD ALLOW THE FUND TO INVEST UP TO 15% IN ILLIQUID SECURITIES. A SHAREHOLDER MEETING HELD IN APRIL 1993 APPROVED THE NECESSARY CHANGE TO A FUNDAMENTAL POLICY.

Note: In each case, if a percentage limit is satisfied at the time of investment investment or borrowing, a later increase or decrease resulting from a change in the value of a security or decrease in a Fund's assets will not constitute a violation of the limit.

                                                               Page 2 of 6

<PAGE 49>

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND                                            CAFQTRLY
QUARTERLY COMPLIANCE REVIEW                                          MDA
YEAR ENDING DECEMBER 31, 1993                                        03/31/94

                                                     03/31/93    06/30/93     09/30/93     12/31/93
                                        Prepared By:  DAR         DAR         MDA          MDA
                                        Reviewed By:
Source: Statement of Additional
Information dated 5/1/92
Investment Restrictions - Fundamental
(Required shareholder vote to amend)

The Fund may not:

1) with respect to 75% of the value of the total      RIC         RIC         RIC          RIC
   assets of the Fund, invest more than 5% of the     WORKSHEET   WORKSHEET   WORKSHEET    WORKSHEET
   value of its total assets, taken at market
   value at the time of a particular purchase,
   in the securities of any one issuer, except
   securities issued or guaranteed by the U.S.
   Government or its agencies or instrumentalities;

2) purchase securities of any one issuer if more      CHECKLIST   CHECKLIST   CHECKLIST    CHECKLIST
   than 10% of the outstanding voting securities      33          33          33           33
   of such issuer would at the time be held by the
   Fund;

3) act as an underwriter of securities, except        1           1           1            1
   insofar as it may be deemed an underwriter for
   purposes of the Securities Act of 1933 on
   disposition of securities acquired subject to
   legal or contractual restrictions on resale;

4) invest in a security if more than 25% of its       3           3           3            3
   total assets (taken at market value at the
   time of a particular purchase) would be
   invested in the securities of issuers in any
   particular industry, except that this
   restriction does not apply to securities issued
   or guaranteed by the U.S. Government or its
   agencies or instrumentalities;

5) purchase or sell real estate (although it may      2           2           2            2
   purchase securities secured by real estate or
   interests therein, and securities issued by
   companies which invest in real estate or interests
   therein), commodities or commodity contracts,
   except that it may enter into (a) futures and
   options on futures and (b) forward contracts;

6) purchase securities on margin (except for use      4, 5, 22    4, 5, 22    4, 5, 22     4, 5, 22
   of short-term credits as are necessary for
   the clearance of transactions), make short sales
   of securities, or participate on a joint or
   a joint and several basis in any trading account
   in securities, except in connection with
   transactions in options, futures, and options
   on futures;

7) make loans, but this restriction shall not         6, 7, 8     6, 7, 8     6, 7, 8      6, 7, 8
   prevent a Fund from (a) buying a part of an
   issue of bonds, debentures, or other obligations
   which are publicly distributed, or from investing
   up to an aggregate of 15% of its total assets
   (taken at market value at the time of each
   purchase) in parts of issues of bonds,
   debentures or other obligations of a type
   privately placed with financial institutions,
   (b) investing in repurchase agreements, or
   (c) lending portfolio securities, provided that
   it may not lend securities if, as a result,
   the aggregate value of all securities loaned
   would exceed 15% of its total assets (taken at
   market value at the time of such loan); or

                                                             Page 3 of 6

<PAGE 50>

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND                                            CAFQTRLY
QUARTERLY COMPLIANCE REVIEW                                          MDA
YEAR ENDING DECEMBER 31, 1993                                        03/31/94

                                                     03/31/93    06/30/93    09/30/93     12/31/93
                                        Prepared By:  DAR         DAR         MDA          MDA
                                        Reviewed By:
8) Invest more than 15% of the Fund's net assets      13          13          13           13
   (taken at market value at the time of each
   purchase) in illiquid securities including
   repurchase agreements maturing in more than
   seven days;

NOTE:  THE SEC HAS ISSUED A POLICY STATEMENT
EFFECTIVE MARCH 20, 1992, WHICH WOULD ALLOW THE
FUND TO INVEST UP TO 15% IN ILLIQUID SECURITIES.
A SHAREHOLDER MEETING HELD IN APRIL 1993 APPROVED
THE NECESSARY CHANGE TO A FUNDAMENTAL POLICY.

9) borrow, except that it may (a) borrow up to        14          14          14           14
   33 1/3% of its total assets from banks, taken
   at market value at the time of such borrowing,
   as a temporary measure for extraordinary or
   emergency purposes, but not to increase
   portfolio income (the total of reverse
   repurchase agreements and such borrowings
   will not exceed 33 1/3% of its total assets,
   and the Fund will not purchase additional
   securities when its borrowings, less proceeds
   receivable from sales of portfolio securities,
   exceed 5% of its total assets) and (b) enter
   into transactions in options, futures, and
   options on futures.

10) invest in companies for the purpose of            9           9           9            9
   exercising control or management;

11) purchase more than 3% of the stock of another     10,11,12    10,11,12   10,11,12      10,11,12
   investment company or purchase stock of
   other investment companies equal to more
   than 5% of the Fund's total assets (valued
   at time of purchase) in the case of any one
   other investment company and 10% of such
   assets (valued at the time of purchase) in
   the case of all other investment companies in
   the aggregate; any such purchases are to be
   made in the open market where no profit to a
   sponsor or dealer results from the purchase,
   other than the customary broker's commission,
   except for securities acquired as part of a
   merger, consolidation or acquisition of assets;

12) mortgage, pledge, hypothecate or in any           15          15          15           15
   manner transfer, as security for indebtedness,
   any securities owned or held by it, except as
   may be necessary in connection with (a)
   permitted borrowings and (b) options, futures
   and options on futures;

13) issue senior securities, except to the extent     16          16          16           16
   permitted by the Investment Company Act of 1940
   (including permitted borrowings);

14) purchase portfolio securities for the Fund from,  17          17          17           17
   or sell portfolio securities to, any of the
   officers and directors or Trustees of the Trust
   or of its investment adviser;

15) invest more than 5% of its net assets (valued at  18, 19      18, 19      18, 19       18, 19
   time of purchase) in warrants, nor more than 2%
   of its net assets in warrants that are not
   listed on the New York or American Stock
   Exchanges;

16) write an option on a security unless the option   25          25          25           25
   is issued by the Options Clearing Corporation,
   an exchange or similar entity;

                                                           Page 4 of 6

<PAGE 51>

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND                                            CAFQTRLY
QUARTERLY COMPLIANCE REVIEW                                          MDA
YEAR ENDING DECEMBER 31, 1993                                        03/31/94

                                                     03/31/93    06/30/93    09/30/93     12/31/93
                                        Prepared By:  DAR         DAR         MDA          MDA
                                        Reviewed By:
17) buy or sell an option on a security, a futures    26          26          26           26
   contract or an option on a futures contract
   unless the option, the futures contract, or the
   option on the futures contract is offered
   through the facilities of a recognized
   securities association or listed on a
   recognized exchange or similar entity;

18) purchase a put or call option if the aggregate    27          27          27           27
   premiums paid for all put and call options
   exceed 20% of its net assets (less the
   amount by which any such positions are
   in-the-money), excluding put and call
   options purchased as closing transactions.

Note: If a percentage limit is satisfied at the time of investment or borrowing, a later increase or decrease in a Fund's assets will not constitute a violation of the limit.

                                                        Page 5 of 6

<PAGE 52>
STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND                                            CAFQTRLY
QUARTERLY COMPLIANCE REVIEW                                          MDA
YEAR ENDING DECEMBER 31, 1993                                        03/31/94

                                                     03/31/93    06/30/93    09/30/93     12/31/93
                                        Prepared By:  DAR         DAR         MDA          MDA
                                        Reviewed By:
Source: Portfolio Management Handbook
dated December 20, 1988
(Updated for subsequent events)

1) The Fund may, up to a minimum of 15% of the        CHECKLIST   CHECKLIST   CHECKLIST    CHECKLIST
   value of its total assets, loan its portfolio      8           8           8            8
   securities to broker-dealer firms or other
   institutional investors to generate additional
   income.

2) The Fund is permitted to enter into repos with     20          20          20           20
   member banks of the Federal Reserve System which
   have at least $1 billion in deposits, primary
   dealers in U.S. government securities or other
   financial institutions believed by SteinRoe to
   be creditworthy.

   The Fund may enter into repos only with            20          20          20           20
   financial institutions which, in SteinRoe's
   judgment, meet the creditworthiness standards
   adopted by the Board of Trustees of the Trust.
   At present, the following institutions have been
   approved:

   a) State Street Bank and Trust Company
   b) Daiwa Securities of America, Inc.
   c) Goldman Sachs Money Markets, Inc.
   d) Morgan Stanley, Inc.
   e) Salomon Brothers

   Not more than 15% of the Fund's net assets may     13          13          13           13
   be invested in illiquid securities, specifically
   including repos maturing in more than 7 days.

3) The Fund may not purchase any securities (debt     34          37          37           37
   or equity) issued by persons in the securities
   or investment banking business except as
   permitted by rule 12-d3-1 of the 1940 Act (i.e.,
   broker-dealer firms, underwriters, advisers of
   investment companies or other investment advisory
   firms).

4) The Fund and other investment companies advised    22          22          22           22
   by Stein Roe & Farn. are prohibited by the 1940
   Act from engaging in joint transactions with one
   another.  Accordingly, the Fund and other
   investment companies for which combined purchases
   or sales are made should be obligated to deliver
   or make payment for only the portion of the
   combined purchase or sale being made by it.

5) No portfolio transaction for the Fund should be    23          23          23           23
   placed with broker-dealer firms affiliated with
   Stein Roe & Farnham.  The following lists all
   such broker-dealer firms:

   a) Liberty Securities Corporation
   b) Keyport Financial Services Corp.

   In addition, no portfolio transactions should be placed with New England Securities Corporation.

                                                     Page 6 of 6

<PAGE 53>
CAFQTR
MDA
03/31/94

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
REGULATED INVESTMENT COMPANY
QUARTERLY COMPLIANCE CHECKLIST
FISCAL YEAR END DECEMBER 31, 1993

Requirements for qualification
------------------------------
To qualify as a regulated investment company for tax purposes, set forth more fully in the Code, an investment company generally must:

                                        Prepared By:  DAR         DAR         MDA          MDA
                                        Reviewed By:
                                                                  QUALIFIES (Y/N)
                                                      QTR 1       QTR 2       QTR 3        QTR 4

1. Be a domestic corporation, other than a personal   Y           Y           Y            Y
   holding company, registered at all times
   during the taxable year under the 1940 Act.

2. Elect to be taxed as a regulated investment        Y           Y           Y            Y
   company or have previously made such election.

3. Derive at least 90 percent of its gross income     Y           Y           Y            Y
   from dividends, interest, and gains (disregarding
   losses) from the sale or other disposition of
   securities.  (See attached worksheet)

4. Derive less than 30 percent of its gross income    Y           Y           Y            Y
   from gains (disregarding losses) on the sale or
   other disposition of securities held for less
   than three months.  (See attached worksheet)

5. Meet certain requirements as to diversification    Y           Y           Y            Y
   of its total assets at the close of each quarter
   of the taxable year.  (See attached worksheet)

6. Pay out at least 90 percent of its investment      done @      done @      done @       Y
   company taxable income (as defined) for the        year end    year end    year end
   taxable year.  (See attached worksheet)

7. Comply with certain record-keeping and             Y           Y           Y            Y
   notification (to shareholders) requirements in
   addition to the records required of an ordinary
   corporation.

<PAGE 54>

INTERNAL REVENUE CODE WORKSHEET
CAPITAL APPRECIATION FUND
FISCAL YEAR ENDED DECEMBER 31, 1993

                               Prepared By:     DAR           DAR          MDA          MDA
                               Reviewed By:
                                                QTR 1        QTR 2        QTR 3        QTR 4
1.  Total assets (gross assets) at
    the end of each fiscal quarter.         $61,076,549  $70,834,462  $84,520,930  $98,402,768

2.  5% of total assets.                       3,053,827    3,541,723    4,226,047    4,920,138

3.  Portfolio securities at value in         None         None         None         None
    excess of the 5% test.

SECURITY NAME
-------------
QTR 1.
QTR 2.
QTR 3.
QTR 4.  Grupo Radio Centro SA

If there was any purchase of the securities named in line 3 above, during the quarter under review, it must be determined if that acquisition caused an investment of more than 5% of the company's total assets as follows:

NOTES:
QTR 1.
QTR 2.
QTR 3.
QTR 4. No purchases since July 2, 1993, increase due to market appreciation.

                        QTR 1    QTR 2    QTR 3    QTR 4
Total assets at quarter
end prior to acquisition
date.
---------------------------------------------------------------------
For securities listed above:

                (1)           (2)                 (3)
                 Value of     Add: purchases      Less: sales of     Value of  Percent of value
                 security     of security at      security at prior  security  of security
                 at prior     cost including      quarter end        acquired  acquired to total
       Security  quarter end  latest acquisition  value              (1+2-3)   assets*
       --------  -----------  ------------------  -----------------  --------  -----------------
QTR 1.                                                                          0.00%
                                                                                0.00%
QTR 2.                                                                          0.00%
                                                                                0.00%
QTR 3.                                                                          0.00%
                                                                                0.00%
QTR 4.                                                                          0.00%
                                                                                0.00%

*If greater than 5%, security cannot be included in line B-2 of quarterly compliance requirement 5.



<PAGE 55>

INTERNAL REVENUE CODE WORKSHEET
CAPITAL APPRECIATION FUND
FISCAL YEAR ENDED DECEMBER 31, 1993

Prepared By:  MDA      Reviewed By: _________

Requirements 3 and 4:                    (4th quarter computation)
Income (for the taxable year to date):
  Net gain on securities sold (tax basis) $19,052,047
  Add back capital losses on sale
     of investments                         1,731,678
  Interest and dividends from invest-
     ments (net of taxes)                     662,360
  Other Income (income equalization)           10,277
  Net exchange gains                                0
                                          -----------
D.  TOTAL                                 $21,456,362
                                          -----------
E.  10 Percent of Line D                   $2,145,636
                                          -----------
F.  30 Percent of Line D                   $6,436,909
                                          -----------

Other Income (income other than dividends,
  interest and gains on securities) cannot
  exceed Line E.                                         10,277   0.05%
                                                     ----------  ------
Gains on securities held less than three
  months must be less than line F                     2,9468,664  13.74%
                                                     ----------  ------

Requirement 5:

Assets
A. Cash, receivables, securities,
     and total other assets              $98,402,768
                                         -----------
B-1 Cash, receivables,
     government securities,
     and securities of other
     regulated investment
     companies                 3,557,882

B-2 Other securities not in-
     cluding either (a)
     securities of any one
     issuer having a value in
     excess of 5 percent of line
     (A) or (b) securities repre-
     senting more than 10 percent
     of the outstanding voting
     securities of any one
     issuer.                  89,007,242
                              ----------

B-3 (B-1 plus B-2)                      $92,565,124
                                        -----------
C.  25 percent of line A                $24,600,692

Line B-3 must be at least 50 percent
 of line A                                                     94.07%
                                                               ------
No one issuer other than government securities or securities of other regulated investment investment companies can
exceed Line C.                                                  0.00%
                                                               ------
ISSUER: Grupo Radio Centro Corp. 5.92%

<PAGE 56>

CAFCOMP            Liberty Investment Services
MDA       Section 817(h) Diversification Compliance Review

SRVIT Capital Appreciation Fund               31-Mar-94
Period Ended:   31-Dec-93
Total Assets:   $98,402,768
                -----------
             5%   4,920,138
                -----------

Safe Harbor Review

1. List the amounts of the following investment classifications and their percentage relationship to total assets:

    A) Cash, cash items* and receivables     3,557,882   3.62%
    B) U.S. Government Securities                    0
    C) Securities of other RIC's             ---------   -----
                                 Total:      3,557,882   3.62%
             (must be no more than 55%)      ---------   -----

Applying the Section 817(h) definition of investment, list the following:

1.  All securities of the same issuer:               0   -----
    (see detail)

2.  All securities of a particular gov't             0   -----
    agency: (see detail)

3.  All direct obligations of the U.S.               0   -----
    Treasury, including cash in excess of
    FDIC-insured bank accounts

4.  $100,000 of each certificate of deposit     16,540   0.02%
    and FDIC-insured bank accounts (include
    in Safe Harbor Review as a U.S. Government
    Security (see detail):

5.  All other securities (securities which  89,007,242  90.45%
    individually represent less than 5% of
    total assets) (# of investments 82
    largest inv.   4.57% Countrywide Funding

6.  Securities which represent 5% or more   5,827,500    5.92%
    of total assets (see detail)  Groupo
    Radio Centro Corp.

NOTE: No more than 55% of the value of total assets may be
      represented by any 1 investment   5.92% (single
      largest investment)  Groupo Radio Centro Corp.
      No more than 70% of the value of total assets may be
      represented by any 2 investments   10.49% (two largest
      investments)  Countrywide Funding 4.57%
      No more than 80% of the value of total assets may be represented by any 3 investments 14.55% (three largest investments) Fundex Corp. 4.06%
      No more than 90% of the value of total assets may be represented by any 4 investments 18.61% (four largest investments) Southland Corp. 4.06%

<PAGE 57>

CAFCOMP
MDA

SRVIT Capital Appreciation Fund            Detail Sheet
Period Ended:  31-Dec-93

Securities of the Same Issuer:

Corp.                          0              0.00%
                         -------            -------
                  Total        0              0.00%

Govt.                          0              0.00%
                         -------              0.00%
                         -------              0.00%
                               0              0.00%
                         -------             ------
              Sub-Total        0              0.00%

                         -------              0.00%
                  Total        0              0.00%

Definition of "investment" under Section 817(h).

A) All securities of the same issuer, regardless of the type or class, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment.
B) All securities of a particular agency or instrumentality of the U.S. Government, regardless of whether or not backed by the full faith credit of the U.S. Treasury, are treated as a single investment.
C) All direct obligations of the U.S. Treasury, including cash in excess of FDIC-insured bank accounts are treated as a single investment.
D) To the extent insured by the FDIC, all certificates of deposit and other FDIC-insured accounts are considered as a security of the FDIC (i.e., $100,000 of each certificate of deposit.

<PAGE 58>

CAFCOMP               Liberty Investment Services
MDA                   Monthly Compliance Review

SRVIT Capital Appreciation Fund              31-Mar-94
Period Ended:  3/15/94
Total Assets:  $113,025,435     Net Assets: $110,215,399
          5%:     5,651,272

1. List the amounts of the following investment classifications and their percentage relationship to total assets:

   A) Cash, cash items* and receivables          90,942      0.1%
   B) U.S. Government Securities            -----------     -----
   C) Securities of other RIC's             -----------     -----
   D) Other securities (exclude any
       securities above 5% of assets)       112,925,222     99.9%
         Subtotal (> or = 75%)              113,016,164    100.0%
         Total Assets                       113,025,435    100.0%
   E) Municipal Obligations (> or = 50%)    -----------    ------

2. List the three largest holdings and their percentage of total assets (excluding Govt. Sec)

   A) *Ford Motor Cr. Co.                     4,999,089      4.4%
   B) *Dayton Hudson Corp.                    4,947,195      4.4%
   C) *Merrill Lynch + Co., Inc.              4,700,000      4.2%
      *Includes commercial paper

3. Depending on the type of fund, list the appropriate amount for the largest:

   A) Industry classification
       (< or = 25%)                           ---------      ----
   B) Issues located in the same state        ---------      ----

4. List the following sources of gross income:

   A) Interest Income                           154,331      2.6%
   B) Dividend Income (net of taxes)             80,379      1.4%
   C) Securities Gains (see detail)           5,692,314     96.0%
   D) Income from securities on loan          ---------     -----
   E) Other sources (< or = 10%)                    304      0.0%
   F) Gross income                            5,927,328    100.0%

5. Determine the percentage of short-short income to gross income:

   A) Gross income                           5,927,328
   B) Short-short gains (< or = 30%)         1,813,927
   C) Short-short percentage                      30.6%

*Cash items do not include certificates of deposit, bank obligations or commercial paper. A repurchase agreement should be treated as the security of the bank or broker-dealer, not as cash or a U.S.
 Government Security.

<PAGE 59>

CAFCOMP                 Liberty Investment Services
MDA          Section 817(h) Diversification Compliance Review

SRVIT Capital Appreciation Fund        31-Mar-94
Period Ended:   3/15/94
Total Assets:   $113,025,435
          5%:      5,651,272

Safe Harbor Review

1. List the amount of the following investment classifications and their percentage relationship to total assets:

    A) Cash, cash items* and receivables     90,942       0.1%
    B) U.S. Government Securities            ------       0.0%
    C) Securities of other RIC's             ------       ----
                               Total:        90,942       0.1%
           (must be no more than 55%)

Applying the Section 817(h) definition of investment, list the following:

1.  All securities of the same issuer:        --------   -----
    (see detail)

2.  All securities of a particular gov't       -------   -----
    agency: (see detail)

3.  All direct obligations of the U.S.         -------   -----
    Treasury, including cash in excess of
    FDIC-insured bank accounts

4.  $100,000 of each certificate of deposit       42,762  0.0%
    and FDIC-insured bank accounts (include
    in Safe Harbor Review as a U.S. Government
    Security (see detail):

5.  All other securities (securities which   112,925,222  99.9%
    individually represent less than 5% of
    total assets) (# of investments 92
    largest inv.    4.4%) *Ford Motor Cr. Co.

6.  Securities which represent 5% or more     None         ----
    of total assets (see detail)

NOTE: No more than 55% of the value of total assets may be
      represented by any 1 investment   4.4% (single
      largest investment)  *Ford Motor Cr. Co.
      No more than 70% of the value of total assets may be
      represented by any 2 investments   8.8% (two largest
      investments)   *Dayton Hudson Corp. 4.4%
      No more than 80% of the value of total assets may be represented by any 3 investments 13.0% (three largest
      investments)   *Merrill Lynch + Co., Inc. 4.2%
      No more than 90% of the value of total assets may be represented by any 4 investments 16.7% (four
      largest investments)    Grupo Radio Centro SA 3.7%

<PAGE 60>

CAFCOMP
MDA

SRVIT Capital Appreciation Fund        Detail Sheet
Period Ended:  3/15/94

Security Gains

             gross gains      net gains    net gains   gains
           (from G/L rep)  (from G/L rep)  3/15/94
           --------------  -------------   ---------  -------
Long term    1,600,411       1,583,507     1,998,860  415,353
Short term   1,807,066       1,382,483     1,438,040   55,557
Short 3      1,747,837       1,747,837     1,813,927   66,090
             ---------       ---------     ---------  -------
Total        5,155,313       4,713,826     5,250,827  537,001

Add: gains
1/1 - 1/15     537,001
             ---------
security
gains for
period       5,692,314
             =========

Securities of the Same Issuer:

Govt:   FNMA              --------------     -----------
        FHLMC             --------------     -----------
        GNMA              --------------     -----------
        SLMA              --------------     -----------
             Sub-Total    --------------     -----------
        U.S. Treasury     --------------     -----------
             Total Govt   --------------     -----------

Corp.
                          --------------     -----------
                          --------------     -----------
                          --------------     -----------
                          --------------     -----------
                          --------------     -----------
                          --------------     -----------
                          --------------     -----------
                          --------------     -----------
                          --------------     -----------
                          --------------     -----------
               Total      --------------     -----------

A) All securities of the same issuer, regardless of the type or class, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment.
B) All securities of a particular agency or instrumentality of the U.S. Government, regardless of whether or not backed by the full faith credit of the U.S. Treasury, are treated as a single investment.
C) All direct obligations of the U.S. Treasury, including cash in excess of FDIC-insured bank accounts are treated as a single investment.
D) To the extent insured by the FDIC, all certificates of deposit and other FDIC-insured accounts are considered as a security of the FDIC (i.e., $100,000 of each certificate of deposit.



<PAGE 61>
                                SCHEDULE F
                                 EXPENSES

1. The Fund and Transamerica will pay the costs of printing and/or distributing copies of the documents based upon an allocation of costs that reflects the Fund's share of total costs determined according to the number of pages of the parties' and other funds' respective portions of the documents.

2. The Adviser and Transamerica will pay the costs of printing and/or distributing copies of the documents based upon an allocation of the costs that reflects the Adviser's share of the total costs determined according to the number of pages of the parties' and other funds' respective portions of the documents.

                                                       RESPONSIBLE
ITEM          FUNCTION                                       PARTY

PROSPECTUS
Annual Update Printing                                           1
              Distribution                                       1

  New Sales:  Marketing (supply and distribution of              2
               prospectuses to persons who have not yet
               invested in a Designated Portfolio)
              Delivery of prospectuses to satisfy legal          1
               prospectus delivery requirements (e.g., copies sent with confirmations of sales)

  Existing    Supply quantities described in Section 3.4         1
  Owners:     Distribution                                       1

<PAGE 62>
Interim Updates
  New Sales:  Marketing (supply and distribution of              2
               prospectuses to persons who have not yet
               invested in a Designated Portfolio)
              Delivery of prospectuses to satisfy legal          1
               prospectus delivery requirements (e.g., copies
               sent with confirmations of sales
              If required by Participating Insurance
               Company (PIC)                                   PIC
              If required by Schwab                         Schwab

  Existing    If required by Fund or Adviser:                 Fund
  Owners:     If required by PIC:                              PIC
              If required by Schwab:                        Schwab

STATEMENTS    Same as Prospectus                              Same
OF ADDITIONAL
INFORMATION

PROXY         Printing                                        Fund
MATERIALS     Distribution
OF THE FUND   (a) If required by law:                         Fund
              (b) If required by participating insurance
                  company:                                    PIC
              (c) If required by Schwab:                    Schwab

<PAGE 63>
ANNUAL        Printing                                        Fund
REPORTS       Distribution                                       1
& OTHER
COMMUNICATIONS
WITH SHAREHOLDERS
OF THE FUND

OPERATIONS    All operations and related expenses, including  Fund
OF FUND the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, the preparation of all statements and notices required by any federal or state law and all taxes on the issuance of the Fund's shares, and all costs of management of the business affairs of the Fund.

* Schwab will advise the Adviser and the Fund of the allocation of the foregoing expenses among the parties as soon as possible after such allocations are determined.

<PAGE 64>
                          SCHEDULE G
                    PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund, the Fund and Transamerica. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Transamerica" shall also include the department or third party assigned by Transamerica to perform the steps delineated below.

1. The number of proxy proposals is given to Transamerica by the Fund as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Fund will inform Transamerica of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the meeting.

2. Promptly after the Record Date, Transamerica will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Contract Owners") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Contract Owners' accounts of the Record Date.

    Note: The number of proxy statements is determined by the activities described in Step #2. Transamerica will use its best efforts to call in the number of Contract Owners to the Adviser, as soon as possible, but no later than one week after the Record Date.

3. The Fund's Annual Report must be sent to each Contract Owner by Transamerica either before or together with the Contract Owner's receipt of a proxy statement. The Fund will provide at least one copy of the last Annual Report to Transamerica.

4. The text and format for the Voting Instructions Card ("Cards" or "Card") is provided to Transamerica by the Fund. Transamerica shall produce and personalize the Voting Instruction cards. The Fund's Administrator, Liberty Investment Services, Inc. must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

    a.  name (legal name as found on account registration)
    b.  address
    c.  Fund or account number
    d.  coding to state number of units
    e. individual Card number for use in tracking and verification of votes

<PAGE 65>
        (already on Cards as printed by the Fund)

    (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund's Administrator will develop and produce the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Transamerica for insertion into envelopes (envelopes and return envelopes are provided and paid for by Transamerica). Contents of envelope sent to Contract Owners by Transamerica will include:

    a.  Voting Instruction Card(s)
    b.  One proxy notice and statement (one document)
    c. Return envelope (postage pre-paid) addressed to Transamerica or its tabulation agent
    d. "Urge buckslip" - optional, but recommended. (This is a small single sheet of paper that requests Contract Owners to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
    e. Cover letter - optional, supplied by Transamerica and reviewed and approved in advance by the Fund's Administrator.

6. The above contents should be received by Transamerica approximately 3-5 business days before mail date. Individual in charge at Transamerica reviews and approves the contents of the mailing package to ensure correctness and completeness.
    Copy of this approval sent to the Fund's Administrator.

7.  Package mailed by Transamerica.
    * The Fund must allow at least a 15-day solicitation time to Transamerica as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on the process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

    Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure.

9. If cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Contract Owner with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e.,

<PAGE 66>
    examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

10. There are various control procedures used to ensure proper tabulation of votes and accuracy of the tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do no coincide, then an internal audit of that vote should occur. This may entail a recount.

11. The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund's Administrator must review and approve tabulation format.

12. Final tabulation in shares is verbally given by Transamerica to the Fund's Administrator on the morning of the meeting not later than 10:00 a.m. Denver time. The Fund's Administrator may request an earlier deadline if required to calculate the votes in time for the meeting.

13. A Certificate of Mailing and Authorization to Vote Shares will be required from Transamerica as well as an original copy of the final vote. The Fund's Administrator will provide a standard form for each Certification.

14. Transamerica will be required to box and archive the Cards received from the Contract Owners. In the event that any vote is challenged or is otherwise necessary for legal, regulatory, or accounting purposes, the Fund's Administrator will be permitted reasonable access to such Cards.

15. All approvals and "signing-off" may be done orally, but must always be followed up in writing.